UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 31, 2017

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Elyse Seltzer, M.D.

On August 31, 2017, Nabriva Therapeutics US, Inc. (“Nabriva US), a wholly owned subsidiary of Nabriva Therapeutics plc (the “Company”), and Elyse Seltzer, M.D. entered into a Separation and Release of Claims Agreement (the “Separation Agreement”), pursuant to which Dr. Seltzer resigned from her position as Chief Medical Officer of the Company, effective as of September 30, 2017 (the “Effective Date”).  Nabriva US and Dr. Seltzer also agreed to enter into a Consulting Agreement (the “Consulting Agreement”), effective as of the Effective Date, pursuant to which Dr. Seltzer has agreed to provide to the Company, upon the request of the Company’s Chief Executive Officer, consulting and advisory services in the areas of clinical development, regulatory affairs and drug safety (collectively, the “Services”) from October 1, 2017 through December 31, 2018.

Separation Agreement

Under the Separation Agreement, Dr. Seltzer will be entitled to the following severance benefits: (1) cash payment of $394,472, which represents her current annual base salary, to be paid in two lump sum payments at the beginning and end of the six-month period following the Effective Date, less all applicable taxes and withholdings, a portion of which may be allocated to professional fees at Dr. Seltzer’s direction and (2) a lump sum cash payment of $138,065 in full satisfaction of any bonus to which Dr. Seltzer may have been entitled for 2017, to be paid no later than March 15, 2018.  In addition, the Company has agreed to pay for the Company’s share of the cost of Dr. Seltzer’s group health coverage under any Company benefit plan for up to twelve months in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985.  Pursuant to the Separation Agreement, Dr. Seltzer also executed a release of all claims and reaffirmed her confidentiality, non-solicitation and non-compete obligations under her existing agreement with the Company.

Consulting Agreement

Under the Consulting Agreement, Dr. Seltzer (1) will be paid a retainer of $32,879.33 per month for her performance of the Services from October 1, 2017 through March 31, 2018, (2) will receive consulting fees at a rate of $500.00 per hour for her performance of the Services from April 1, 2018 until December 31, 2018 and (3) is entitled to the continued vesting of her unvested options to purchase ordinary shares of the Company through December 31, 2018. The Consulting Agreement may be terminated (1) by the Company if Dr. Seltzer materially breaches the Consulting Agreement or the Separation Agreement; (2) by Dr. Seltzer if the Company materially breaches the Consulting Agreement or the Separation Agreement; (3) at any time upon the mutual written consent of the parties; or (4) automatically upon the death, physical incapacitation or mental incompetence of Dr. Seltzer. In the event Dr. Seltzer dies during the term of the Consulting Agreement, the compensation and continued vesting will inure to the benefit of her estate.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement, including the Form of Consulting Agreement included as an attachment thereto, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On August 31, 2017, the Company issued a press release in which it announced the resignation of Dr. Elyse Seltzer as Chief Medical Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: August 31, 2017	By:	/s/ Colin Broom
Colin Broom Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation and Release of Claims Agreement, dated as of August 31, 2017, by and between Nabriva Therapeutics US, Inc. and Elyse Seltzer

99.1	Press Release, dated August 31, 2017.